Exhibit 10.27

SUPPLEMENTAL LEASE RE-INSTATEMENT AND MODIFICATION AGREEMENT

This Supplemental Lease Re-Instatement and Modification Agreement is made and entered into as of the 12th day of April, between KINGFISHER LLC, a New York limited liability company having its principal place of business at PO Box 370, 1133 Route 295, East Chatham, New York 12060 (“Landlord”) and MTI MICROFUEL CELLS, INC., a New York corporation having its principal place of business at 431 New Karner Road, Albany, New York 12205 (“Tenant”), as Assignee of MECHANICAL TECHNOLOGY, INCORPORATED (“Original Tenant’).

PRELIMINARY STATEMENT

The Landlord and Original Tenant entered into a Lease Agreement (“Lease”) dated April 2, 2001, as amended by the following Amendments thereto:  First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005, Third Amendment to Lease dated August 7,2006, Fourth Amendment to Lease dated August 6, 2007, Fifth Amendment to Lease dated March 31, 2009, Sixth Amendment to Lease executed by Landlord, Original Tenant and Tenant dated January 1, 2010, Seventh Amendment to Lease between Landlord and Tenant dated July 28, 2010, Lease Extension and Modification Agreement dated April 14, 2011, Lease Extension and Modification Agreement II dated July 18, 2011, Supplemental Lease Extension and Modification Agreement dated September 29, 2011, and Supplemental Lease Extension and Modification Agreement II dated March 14, 2012, for that certain premises at 431 New Karner Road, Albany, New York, consisting of 20,000 Net Usable Square Feet.

In the event Tenant exercises its right to terminate the Lease as per Section 7 of Supplemental Lease Extension and Modification Agreement dated September 29, 2011, Landlord and Tenant desire to re-instate the Lease and amend the Leased Property, Lease Term, Base Rent & Monthly Payment, as hereinafter set forth and otherwise modify the terms and provisions of the Lease as hereinafter set forth.

NOW, THEREFORE, the Landlord and Tenant agree to the following:

1.    In the event Tenant terminates the Lease as per Section 7 of Supplemental Lease Re-Instatement and Modification Agreement dated September 29, 2011, which time period to terminate was modified in Section 4 of Supplemental Lease Re-Instatement and Modification Agreement II dated March 14 2012:

a)       Lease shall be re-instated as of the date of termination.

b)    Effective May 1, 2012 Leased Property shall be changed to 2,060 Net Useable Square Feet of space located in the northwest section of Building “A”, described on Exhibit “A” which is attached hereto.  The Gross Leaseable Square Feet of the Leased Property shall be 2,369 which is the Net Useable Square Feet plus 15%.

c)       Lease Term shall terminate on December 31, 2012.

d)       Effective May 1, 2012 Base Rent shall be 1,579.33 per month calculated at the rate of $8.00 per Gross Leaseable Square Feet.

e)       Effective May 1, 2012, Tenant shall pay Additional Rents as estimated on attached Calculation of Monthly Rental Payment worksheet.

f)        Effective May 1, 2012, Tenant shall re-imburse Landlord for utilities as stated on Calculation of Monthly Rental Payment worksheet.

2.     Except as modified hereby, all of the terms and provisions of the Lease Agreement and all prior Amendments are hereby ratified and confirmed by the parities in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Supplemental Lease Extension and Modification Agreement as of the day and year first above written.

LANDLORD	TENANT
KINGFISHER LLC	MTI MICROFUEL CELLS, INC

By/s/Edward L. Hoe, Jr.	By:/s/ Peng K. Lim
Edward L. Hoe, Jr., Member Manager	Peng K. Lim, Chief Executive Officer

03/22/1999 15:25 14134428502 HOE & ASSOCIATES PAGE 29
03/12/1999 11:54 14134428502 HOE & ASSOCIATES PAGE 26
MAR-11-99 10:18 FROM-HERZOG LAW FIRM T-097 P.20/82 F-174

EXHIBIT B
MAP OF BUILDING AND PROPERTY

Building

28

CALCULATION OF MONTHLY RENTAL PAYMENT

MTI MICRO FUEL CELL

Beginning May 1, 2012

Monthly Base Rent:	$ 1,579.33
Monthly Tax Payment:	$ 325.00
Monthly Insurance Payment:	$ 55.25
Monthly Electric & Gas	$ 345.48
Monthly Common Area Maintenance Payment:	$ 303.33
Total Monthly Rental Payment:	$ 2,608.39

Payable to:	Kingfisher, LLC
C/O Hoe & Associates
1133 Route 295
PO Box 370
East Chatham, NY 12060

CALCULATION OF TENANT SHARE OF REAL ESTATE TAXES,

INSURANCE & COMMON AREA MAINTENANCE

MTI MICRO FUEL CELL

8 Month Period Beginning 5/1/12

Tenant’s Pro-Rata Share:	5.20%
Tenant’s Leaseable Area:	2,369
Building Leaseable Area:	45,563
Estimated Annual Building Real Estate Taxes:	$75,000
Tenant’s Share of Real Estate Taxes:	$3,900.00
Tenant’s Monthly Tax Payment:	$ 325.00

Estimated Annual Insurance:	$12,750

Tenant’s Share of Insurance:	$633.00
Tenant’s Monthly Insurance Payment:	$ 55.25

Estimated Annual Common Area Maintenance:	$70,000

Tenant’s Share of Common Area Maintenance:	$3,640.00
Tenant’s Monthly Common Area Maintenance Payment:	$ 303.33